Exhibit 99.1

Contact:
Matthew Oakes, President and CEO
Direct Insite Corp.
631.873.2900
matthew.oakes@directinsite.com

Direct Insite Appoints John J. Murabito Chairman of the
Board of Directors

SUNRISE, FLORIDA, December 19th, 2011 -- Direct Insite (OTC BB: DIRI.OB), a leading provider of on-demand services for accounts payable, accounts receivable and payments automation, today announced that John J. Murabito has been appointed Chairman of the Board of Directors of the Company, effective January 1, 2012.

Mr. Murabito was elected to the Board of Directors on May 25, 2011.  Throughout his 30-year career, Mr. Murabito has held several senior executive positions in the securities industry, including Chief Executive Officer, Chief Operating Officer and Chief Information Officer of U.S. broker-dealers.  Mr. Murabito served as Chief Executive Officer of Hapoalim Securities USA., Inc., and its predecessor companies, including Investec (U.S.) Inc., an affiliate of the Investec Group, an international banking group.  He also was Chief Executive Officer of subsidiaries of publicly-traded companies in the United Kingdom, South Africa and Israel, as well as Managing Director in Information Technology at the National Securities Clearing Corporation.

Mr. Murabito replaces current Chairman of the Board, Michael Levin, who handed over his position as Chairman due to his relocation and professional commitments outside of the United States.  Mr. Levin has been a dedicated member of the Board since 2005 and will continue to serve as a director.  He was instrumental in the nomination of four new directors to the Board and served as Chairman following their election on May 25, 2011.  During his tenure, Mr. Levin helped the Company transition to a new management team, led by Matthew E. Oakes as Chief Executive Officer, and significantly expand its blue-chip roster of customers.

“Michael Levin’s visionary leadership as Chairman, working closely with the Board and the Executive team to affect change and reposition the Company, has been an unqualified success.  During his term as Chairman, we worked successfully together to extend our product offerings, streamline and refine our financial and business operations, sign multiple new customer contracts, enhance the quality and frequency of communication with our shareholders, and make significant strides in providing increased shareholder value,” said Mr. Oakes.

“We are proud to welcome John Murabito as Chairman of the Board of Directors.  During his time as Director, John’s insights and guidance have had a significant impact on the Board of Directors and the Company’s performance,” said Mr. Oakes.  “John possesses a collaborative, performance-oriented leadership style, which will be very valuable as we enter this next stage of building our Company.  I look forward to working closely with John in his role as Chairman.”

About Direct Insite
Direct Insite delivers on-demand AP and AR solutions that are deployed fast, with minimal cost and operational impact, and provide significant benefits across the financial supply chain.  Since it was founded in 1987, Direct Insite has built a track record in automating some of the most demanding financial environments.  Today, more than 100,000 corporations use our solutions across 100 countries (representing more than 35 currencies and 17 languages). Direct Insite’s Invoices On-Line (IOL) suite simplifies AP and AR processes such as: electronic invoice distribution/submission, purchase order submission/distribution/acknowledgement, invoice processing/validation, line-item matching, approval routing, invoice consolidation, dispute management, payment portal/processing, and reporting and analysis.  For more information on Direct Insite, visit www.directinsite.com.

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Invoices On-Line is a trademark of Direct Insite.

All other product and service names mentioned herein are the trademarks of their respective owners.

FORWARD-LOOKING STATEMENTS.  All statements other than statements of historical fact included in this release, including without limitation statements regarding the company's financial position, business strategy, and the plans and objectives of the company's management for future operations, are forward-looking statements. When used in this release, words such as "anticipate", "believe", "estimate", "expect", "intend" and similar expressions, as they relate to the company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the company's management, as well as assumptions made by and information currently available to the company's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, business and economic conditions, competitive factors and pricing pressures, capacity and supply constraints. Such statements reflect the views of the company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the company. Readers are cautioned not to place undue reliance on these forward-looking statements. The company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.